                                                                EXHIBIT 10.8

                           DYNAMIC FRANCHISE AGREEMENT

          1.      Definitions

          2.      Grant of Franchise

          3.      Ownership of DYNAMIC Names and Marks

          4.      Use of Name

          5.      Franchise Fee

          6.      DYNAMIC Manual and Software

          7.      Obligations of Franchisee

          8.      Obligations of DYNAMIC

          9.      Covenants of Franchisee

         10.      Term of Franchise

         11.      Independent Contractors

         12.      Insurance

         13.      Indemnification

         14.      Books and Records

         15.      Assignment by DYNAMIC

         16.      Assignment by Franchisee

         17.      Termination

         18.      Notices

         19.      Waiver of Default by DYNAMIC

         20.      Interpretation and Execution of Agreement

         21.      Acknowledgements

                  Schedule "A"  Area

                  Schedule "B" Job Classifications for the Franchised Business

                  Schedule "C"  Minimum Performance Criteria

                           DYNAMIC FRANCHISE AGREEMENT

      This Agreement is made this_____day of _______, 19____ between DYNAMIC TEMPORARY SERVICES, INC., a Georgia corporation ("DYNAMIC"), and

____________________________________________________________[as husband and wife jointly and severally] ("Franchisee"),___________ an individual[s]____________ a partnership____________ a corporation, of the State of_______________.

     WHEREAS, as the result of the expenditure of time, effort and money, DYNAMIC has developed a unique system for providing to business and industry, on a temporary basis, personnel to perform certain jobs and services, and such system and the business of DYNAMIC and its licensees and franchisees transacted in accordance with that system has acquired a distinctive, high quality reputation and public identity; and

     WHEREAS, DYNAMIC, through its advertising programs and its quality service, has established a reputation and a demand for qualified temporary personnel it makes available to business and industry under its licensed trademarks and trade names; and

     WHEREAS, Franchisee desires to obtain the benefits of that system and the right to operate a franchised DYNAMIC Temporary Help Service Business under DYNAMIC=s Names and Marks, upon the terms and conditions herein set out;

     THEREFORE, the parties agree as follows:

1. DEFINITIONS.
     As used in this Agreement,

     (a) Accounting Period means one of the four or five week periods generally coinciding with calendar months and producing twelve such periods per calendar year, as determined by DYNAMIC.

     (b) Area means the geographic territory described on Schedule AA@ hereto, which Schedule is a part of this Agreement.

     (c) Customer means business and industrial users of Temporary Employees furnished through the Franchised Business.

     (d) Franchised Business means the Temporary Help Service Business franchised to and operated by the Franchisee under this Agreement.

     (e) Gross Margin means the Net Billings during the applicable Accounting Period less all payroll and other direct labor costs with respect to Temporary Employees (including, without limitation, payroll taxes, workers= compensation insurance, vacation pay, and charges for liability insurance carried by DYNAMIC) paid or incurred by DYNAMIC in that Accounting Period with respect to the Franchised Business.

     (f) Liquidation Fees means those amounts payable or paid by Customers who hire for positions of permanent employment Temporary Employees furnished to such Customers through the Franchised Business.

     (g) Net Billings means the gross billings to Customers with respect to Temporary Employees furnished through the Franchised Business, less any discounts and other adjustments to such gross billings, and excluding Liquidation Fees, if any. Adjustments may include, without limitation, corrections of errors in billings and billings with respect to services rendered but either not billed or billed in a reduced amount, or billed and then reduced or cancelled, due to complaints or dissatisfaction of Customers, in order to develop and maintain customer relations and goodwill.

     (h) DYNAMIC Manual means the confidential operations and procedures manuals of DYNAMIC for a Temporary Help Service Business and the DYNAMIC System as developed and maintained by DYNAMIC and as the same may be modified or supplemented from time to time by DYNAMIC.

     (i) DYNAMIC Names and Marks means the names and words "DYNAMIC", "DYNAMIC Services", "DYNAMIC People Skilled People. With People Skills.", "DYNAMIC Temporary Services, Inc.", and all other trade names, trademarks, service marks, logos, designs, slogans and other such marks now or hereafter used by DYNAMIC, either alone or in conjunction with other words or phrases, to identify the DYNAMIC System and Temporary Help Service Businesses operated, licensed and franchised by DYNAMIC.

     (j) DYNAMIC System means the unique system and plan for the promotion, development and operation of a Temporary Help Service Business as developed by DYNAMIC including, without limitation, the following distinctive elements thereof:

            (i) the DYNAMIC Names and Marks, which Franchisee recognizes are unique and publicly-recognized, either alone or in combination with or in association with words or ideas connotating a nationwide service of providing Temporary Employees of high quality;

            (ii) the color scheme, pattern, design, furnishings, equipment and decoration of offices of DYNAMIC and its franchisees and licensees in a uniform manner;

            (iii) unique methods of operating a Temporary Help Service Business such that a high quality of service is provided to customers;

            (iv) a program of advertising and publicity of DYNAMIC and the Temporary Help Service Business operated by DYNAMIC and its licensees and franchisees;

            (v) methods and procedures, whether or not embodied in tangible form which standardize (insofar as practical) the operation and development of a Temporary Help Service Business of the type and character identified with the DYNAMIC Names and Marks; and

            (vi)  DYNAMIC Software.

     (k) DYNAMIC Software means computer programs and software developed by or licensed to DYNAMIC for use in the DYNAMIC System, including, without limitation, the BOSS System, other operational programs and software, screening and testing programs and software, and training programs and software.

     (l) Temporary Employees means persons furnished to business and industrial customers and who perform, on a temporary or part-time basis, jobs or services for such customers.

     (m) Temporary Help Service Business means the business of marketing and providing, on a temporary or part-time basis, personnel to perform services for business and industrial customers.

     (n) Working Days means the week days of Monday through Friday, excluding any legal holidays.

2. GRANT OF FRANCHISE.

     (a) DYNAMIC grants to the Franchisee, and the Franchisee accepts, subject to and in accordance with the terms and conditions of this Agreement, a license to use the DYNAMIC Names and Marks, the DYNAMIC System and the DYNAMIC Manual in the operation, solely within the Area, of one (1) Temporary Help Service Business for providing Temporary Employees to perform the specific jobs and services listed on Schedule B to this Agreement.

     (b) The license granted hereby is restricted to the operation, solely within the Area, of a Temporary Help Service Business for providing Temporary Employees to perform the specific jobs and services listed on Schedule B; and no license is granted for the use of the DYNAMIC Names and Marks, the DYNAMIC System or the DYNAMIC Manual (i) outside the Area, or (ii) in connection with any Temporary Help Service Business other than one that provides Temporary Employees to perform the specific jobs and services listed on Schedule B, or
(iii) in connection with any other business or enterprise whatsoever. DYNAMIC reserves the right to operate directly, and to license and franchise others to use the DYNAMIC Names and Marks, the DYNAMIC System and the DYNAMIC Manual in the operation of other Temporary Help Service Businesses outside the Area, Temporary Help Service Businesses within the Area where the Temporary Employees thereof perform jobs and services other than those specifically listed on Schedule B, and, in the circumstances set forth in, and subject to, Sections 2
(d) and (e) below, Temporary Help Service Businesses within the Area where the Temporary Employees thereof perform the jobs and services listed on Schedule B.

     (c) So long as Franchisee fully performs its duties, obligations and covenants under this Agreement, DYNAMIC agrees that, except as provided in Sections 2 (d) and (e) below, it will neither operate directly nor license or franchise others to operate within the Area a Temporary Help Service Business for providing Temporary Employees to perform the jobs and services listed on Schedule B under the name DYNAMIC. However, Franchisee expressly acknowledges and understands that it may directly compete within the Area with other temporary help service businesses operating under different names or marks (such as "Norrell") owned or licensed by DYNAMIC's parent or affiliates and which are authorized to provide temporary employees to perform any jobs and services listed on Schedule B.

     (d) Anything to the contrary in this paragraph 2 notwithstanding, in the event that DYNAMIC or an affiliate of DYNAMIC acquires from an unrelated third party, through a purchase of assets or stock, including the acquisition of a majority voting interest, or through a merger, consolidation or any other form of business combination, a Temporary Help Service Business with an owned or franchised office in the Area, DYNAMIC, the affiliate of DYNAMIC and the surviving entity in a merger, consolidation or other form of business combination, as the case may be, will have the right to continue the operation of such office in the Area as a company owned or franchised office under the trade name utilized by the acquired business for such office before the acquisition.

     (e) Franchisee acknowledges that certain temporary help business customers have offices in more than one state of the United States of America (such customers are hereinafter referred to as ANational Account Customers@), and in order to obtain the business of National Account Customers, a temporary help service business normally must agree to provide temporary help services to all offices of the National Account Customer on the same terms and conditions, and while the Franchisee has certain exclusive rights in the Area pursuant to this Agreement, the Franchisee would not normally be able to obtain the temporary help service business of a National Account Customer in the Area except through DYNAMIC, under a contract between DYNAMIC and the National Account Customer, since DYNAMIC has the capability to provide nationwide temporary help services but the Franchisee does not. Accordingly, during the term of this Agreement:

         (i) DYNAMIC will have the right to negotiate and enter into agreements with National Account Customers to provide temporary help services to the offices of such National Account Customers wherever located, including, without limitation, those offices located in the Area.

         (ii) Within ten (10) business days of the execution of a contract between DYNAMIC and a National Account Customer (or within ten
                  (10) business days of the opening of an office of the National Account Customer in the Area, if, at the time of the execution of the contract with the National Account Customer, the National Account Customer has no office in the Area), DYNAMIC will offer to the Franchisee the right to provide to the National Account Customer office or offices in the Area, on the terms and conditions set forth in the contract between DYNAMIC and the National Account Customer, those temporary help services which the Franchisee is licensed to provide by this Agreement.

         (iii) The Franchisee will have ten (10) business days from the date of the offer made under subparagraph 2 (e) (ii) above within which to accept, in writing, the offered rights to the National Account Customers' business in the Area.

         (iv) The Franchisee's exclusivity rights in this Agreement notwithstanding, if the Franchisee does not accept the offer made under subparagraph 2 (e) (ii) within the time required by subparagraph 2 (e) (iii), then DYNAMIC will have the right (A) to provide temporary help services to the National Account Customer office or offices in the Area on the terms and conditions in the contract between DYNAMIC and the National Account Customer, or (B) to contract with another temporary help service business in the Area to provide those temporary help services on the terms and conditions in the contract between Norrell and the National Account Customer, in either case ((A) or (B)), utilizing the names and marks of DYNAMIC.

     (f) Nothing in this paragraph 2 will be construed to prohibit DYNAMIC, directly or through an affiliate, from providing billing, collecting and accounting services and financing of receivables to unrelated third party Temporary Help Businesses for a fee, whether within the Area or otherwise. As part of those services, DYNAMIC may license to the unrelated third party the use of the DYNAMIC operations software system or the Norrell BOSS System or a variation of that system, but the unrelated third party to which those services might be provided will be prohibited from using the DYNAMIC and Norrell Name and Marks in any fashion.

3. OWNERSHIP OF DYNAMIC NAMES AND MARKS.

      Franchisee acknowledges DYNAMIC's ownership of and exclusive right to:

      (a) the DYNAMIC Names and Marks;

      (b) the DYNAMIC System, and the DYNAMIC Manual and all other materials and confidential and proprietary information which are a part thereof; and

      (c) all trademarks, trademark registrations, service marks, service mark registrations, and trade names hereafter applied for or used by DYNAMIC in connection with the operation, licensing or franchising of a Temporary Help Service Business.

      Franchisee will not, at any time, take any action or do anything, either directly or indirectly, which would contest the validity or ownership by DYNAMIC of the foregoing and shall cooperate with and assist DYNAMIC with respect to the protection of the DYNAMIC System and the DYNAMIC Names and Marks, all as hereinafter set out.

4. USE OF NAME.

      Franchisee, in the conduct of the Franchised Business, will use only the name "DYNAMIC" and other DYNAMIC Names and Marks authorized by DYNAMIC. Franchisee will not use or permit the use, either directly or indirectly, of the name "DYNAMIC" or any DYNAMIC Names or Marks in any territory other than the Area or in connection with any business or enterprise other than the Franchised Business. Franchisee shall not interfere with or prohibit in any manner the proper use of the DYNAMIC Names and Marks by DYNAMIC or other franchisees and licensees of DYNAMIC in any territory.

5. FRANCHISE FEE.

      (a) For the franchise and license granted in this Agreement, for payroll and billing services and for financing of receivables, Franchisee agrees to pay to DYNAMIC during the term of this Agreement a continuing fee and royalty of forty percent (40%) of the Gross Margin of the Franchised Business for each Accounting Period.

      The foregoing notwithstanding, for each Accounting Period during the term of this Agreement Franchisee's fee and royalty paid to DYNAMIC shall not be less than ten percent (10%) of the Net Billings of the Franchised Business during that Accounting Period. Upon request of Franchisee, DYNAMIC will review any proposed business and may, at its discretion, exclude that business from this minimum fee and royalty calculation.

      (b) DYNAMIC shall be responsible for billing Customers for work and services performed by Temporary Employees furnished through the Franchised Business, and shall also pay all wages of such Temporary Employees and all payroll taxes, workers' compensation insurance charges, vacation pay, state unemployment charges and taxes, and (to the extent maintained by DYNAMIC) liability insurance charges attributable to such Temporary Employees, all of which payments shall be deducted from the amount billed to Customers in determining Gross Margin. Payment of the fee and royalty specified in Section
(a) above shall be made in each Accounting Period by DYNAMIC deducting from and retaining the amount calculated per subparagraph (a) for that Accounting Period; and DYNAMIC will pay to Franchisee, after deduction of any reserve or charge back for uncollectable accounts of the Franchisee as hereinafter provided, the balance of the Gross Margin for the Accounting Period, within ten (10) Working Days following such Accounting Period.

      (c) The amount of any billing to a Customer that, in the good faith judgment of DYNAMIC, becomes uncollectable in that period, will be deducted in that Accounting Period from the Gross Margin for that Accounting Period. If any billing or account becomes, in the good faith judgment of DYNAMIC, uncollectable after the Accounting Period in which it was originally billed, the Franchisee will be charged back the same percentage of the uncollectable billing or account as the percentage of Gross Margin remitted to Franchisee for the Accounting Period during which the uncollectable billing or account was orginally billed. In any event, any uncollectable billing or account with respect to the Franchised Business will be borne by and accounted for between the parties with DYNAMIC assuming responsibility for the same proportion its fee and royalty bears to the Gross Margin for the Accounting Period in which the billing or account was originally invoiced. At DYNAMIC's sole discretion, any account remaining unpaid more than 120 days after the original invoice date may be written off as uncollectable.

     (d) Franchisee will pay interest to DYNAMIC on Franchisee's share of all accounts serviced by the Franchised Business which remain unpaid ninety (90) days after the original invoice date at an annual rate of Prime plus one (1%) percent, where Prime is the prime rate published in the Wall Street Journal on the first Working Day of DYNAMIC's fiscal year. That interest will be paid each Accounting Period by deduction of the interest amount from the amount remitted to Franchisee.

     (e) In order to establish a reserve for the Franchisee's share of uncollectable accounts with respect to the Franchised Business and to secure the performance by Franchisee of its duties, obligations and covenants hereunder, Franchisee will establish a deposit with DYNAMIC by permitting DYNAMIC to withhold from all amounts to be remitted to Franchisee by DYNAMIC as provided in Section (b) above an amount equal to two percent (2%) of the Net Billings for the Accounting Period with respect to which such remittance is made; provided, however, except as provided in the next sentence, the maximum amount of such deposit will not exceed three percent (3%) of the highest Net Billings for any Accounting Period occurring during the twelve-month period ending on the last day of the Accounting Period just ended. In addition to such deposit, if DYNAMIC, in its good faith judgment, believes that the Franchisee's share of actual or potential uncollectable amounts of Customers will exceed the then aggregate amount of such deposit, DYNAMIC may deduct from remittances to be made to Franchisee under Section (b) above (and shall credit to such deposit balance) such additional sums as DYNAMIC, in its good faith judgment, deems adequate to cover Franchisee's share of such actual or potential uncollectable accounts. If in any Accounting Period the accounts for the Franchised Business that become uncollectable in that Accounting Period exceed the Gross Margin for that Accounting Period, DYNAMIC shall have the right to debit such deposit account by an amount equal to the percent of such excess equal to the percent of Gross Margin paid to Franchisee for the Accounting Period in which the account was billed. DYNAMIC will also have the right to debit such deposit account by all amounts Franchisee shall be obligated to pay or reimburse DYNAMIC hereunder. DYNAMIC will not be obligated to establish or maintain the deposit account as a separate or segregated account, but may commingle such funds and deposit accounts with other funds and accounts of or maintained by DYNAMIC and use such funds in its business. DYNAMIC will pay to Franchisee interest on any such deposit at an annual rate of Prime plus one (1%) percent, where Prime is the prime rate published in the Wall Street Journal on the first Working Day of DYNAMIC's fiscal year, with that interest to be paid each Accounting Period there is a deposit.

     (f) In addition, all Liquidation Fees collected by either DYNAMIC or Franchisee shall be divided between the parties so that Franchisee will receive SIXTY (60%) PERCENT, and DYNAMIC will receive FORTY (40%) PERCENT of such Liquidation Fees. Billing for all Liquidation Fees will be through DYNAMIC's normal billing and collecting process, but remittance by DYNAMIC to Franchisee for Liquidation Fees will not be made until after collection. All billing information for Liquidation Fees will be submitted to DYNAMIC weekly with the remainder of the payroll and billing information. In no event may Franchisee invoice a Customer directly for Liquidation Fees.

     (g) Each Accounting Period, Franchisee and DYNAMIC will each pay into a local marketing and advertising fund (the "Local Advertising Fund") one eighth (1/8) of one (1%) percent of the Net Billings for the Accounting Period. The purpose of the Local Advertising Fund is to provide funding for marketing efforts in Franchisee's market area and will be used as may be jointly agreed by DYNAMIC and Franchisee. The Local Advertising Fund will be held by DYNAMIC and will not bear or accrue interest. DYNAMIC is not required to establish or maintain a separate or segregated account for the Local Advertising Fund, but may commingle this money with other funds or accounts maintained by DYNAMIC and use the money in its business. Franchisee acknowledges that the Local Advertising Fund must be used to be effective, so all amounts in the Local Advertising Fund, whether credited from DYNAMIC or Franchisee, which are not expended within two (2) years of their credit to the Local Advertising Fund, will, at DYNAMIC's discretion, revert solely to DYNAMIC. DYNAMIC will show the balance of the Local Advertising Fund on the Franchise Statement sent to Franchisee each Accounting Period. Upon termination of this Agreement for any reason, DYNAMIC will pay to Franchisee one-half (1/2) of the balance in the Local Advertising Fund.

6. DYNAMIC MANUAL AND SOFTWARE.

     The Dynamic Manual (including all forms and reports used in the DYNAMIC System) and the DYNAMIC Software are for the exclusive use of DYNAMIC and its licensees and franchisees. The DYNAMIC Manual and the DYNAMIC Software are to be treated at all times as confidential and are not to be copied or duplicated, either in whole or in part, at any time (other than for normal backup in the case of DYNAMIC Software), nor are the contents thereof to be provided or disclosed to any unauthorized person. The DYNAMIC Manual and the DYNAMIC Software and all copies thereof shall be and remain the sole and exclusive property of DYNAMIC.

7. OBLIGATIONS OF FRANCHISEE.
     Franchisee will:

     (a) Develop and conduct the Franchised Business in full and strict compliance with the terms and conditions of this Agreement through its fullest and best efforts in a manner becoming to a good, ethical business establishment and the standards of the DYNAMIC System. Franchisee will comply with all applicable county and municipal, state and Federal laws, and proper orders, rules and regulations issued pursuant thereto by lawful authorities.

     (b) Adhere to the procedures, methods and standards set forth in the DYNAMIC Manual and such directives, including all changes, as may, from time to time, be issued by

DYNAMIC pertaining to the DYNAMIC System and the Franchised Business.

     (c) Establish and maintain in the Area and at its expense an office properly identified as a DYNAMIC Temporary Service office for the Franchised Business. The office must be located in a safe and suitable location, be maintained in a safe and orderly manner, present a neat and businesslike appearance, and be adequately staffed, consistent with the standards of DYNAMIC. Franchisee will submit to DYNAMIC, for its review and approval in advance in writing, the planned location, layout, furnishings and decoration for the office. Franchisee will redecorate and relocate its office from time to time as necessary to comply with these standards for the office or as may be reasonably required by DYNAMIC for the conduct of the Franchised Business in the Area, with any relocation or redecoration subject to the review and approval in advance by DYNAMIC.

     (d) Fulfill all pre-opening requirements as are set forth in the DYNAMIC Manual and commence full operation of the Franchised Business within sixty (60) days of the date of this Agreement, unless DYNAMIC consents in advance in writing to an extension of the commencement date.

     (e) Devote full time to the development and operation of the Franchised Business, or such lesser reasonable amount of time as DYNAMIC consents to in advance in writing. Franchisee will not directly or indirectly own or operate or be employed by or in any other business, without the prior written consent of DYNAMIC; provided Franchisee will not be prevented from investing in or owning less than one (1%) percent of the shares or obligations of any business, the shares or obligations of which are listed and traded on any national securities exchange, and which investments do not adversely affect the time, supervision, management and operation by Franchisee of the Franchised Business.

     (f) Obtain, maintain and pay for any and all necessary or appropriate licenses to conduct the Franchised Business in compliance with all applicable laws. Insofar as permitted by applicable law, those licenses will be obtained by Franchisee in the name of "DYNAMIC Temporary Services" or "DYNAMIC People. Skilled People. With People Skills." and, at the option of DYNAMIC, exercisable at any time, all legal and equitable rights and benefits in such licenses will become and be the property of DYNAMIC and will be transferred to any person at the request or instruction of DYNAMIC.

     (g) Operate under the name "Dynamic Temporary Services" or "DYNAMIC People. Skilled People. With People Skills." and register under applicable fictitious name statutes to do business as "Dynamic Temporary Services" or "DYNAMIC People. Skilled People. With People Skills.", as DYNAMIC instructs. The Franchisee acknowledges that DYNAMIC has sole rights to any of those registrations and, agrees, upon request of DYNAMIC, to execute any documents required by DYNAMIC from time to time to cancel or transfer (at the sole discretion of DYNAMIC) any of those registrations, provided that DYNAMIC will hold the executed documents in escrow until termination or expiration of this Agreement.

     (h) Fully and aggressively promote the Franchised Business in and through such media, in such manner and with such materials as may be selected and provided by DYNAMIC or which may be selected and provided by Franchisee consistent with the standards of the DYNAMIC System and approved in advance in writing by DYNAMIC.

     (i) If, with the prior written consent of DYNAMIC, Franchisee is not engaged full time in the development and operation of the Franchised Business, employ at least one full-time employee to operate the Franchised Business, unless DYNAMIC otherwise agrees in advance in writing. Such employee must be acceptable to and approved in advance in writing by DYNAMIC and must be trained by DYNAMIC as promptly as possible after the commencement of their employment as provided herein. Franchisee will also employ one other full-time employee to assist in the operation of the Franchised Business and other managerial and staff employees as necessary or appropriate for the proper conduct of the Franchised Business with those employees to be acceptable to and approved in advance in writing by DYNAMIC. All those employees are the employees of the Franchisee and not of DYNAMIC.

     (j) Obtain from each of the employees of Franchisee and furnish to DYNAMIC, within five (5) days of the date of this Agreement or the date of employment of each employee, whichever is later, covenants and agreements in form and substance satisfactory to DYNAMIC, which covenants and agreements will be for the benefit of and enforceable by DYNAMIC against the employee. In the event Franchisee becomes aware of any actual or threatened violation of any of those covenants and agreements by any of its employees, Franchisee will promptly and fully advise DYNAMIC in writing of all related facts known to Franchisee. Franchisee may take action to prevent or stop any such violation as it deems appropriate, at its own expense, except that it may not waive its rights or give any release without the express written consent of DYNAMIC, as the covenants and agreements are also for the benefit of and enforceable by DYNAMIC. DYNAMIC may also request that Franchisee take action or take action itself to prevent or stop any such violation. Franchisee will cooperate with DYNAMIC in all ways reasonably requested by DYNAMIC to prevent or stop any such violation, including, without limitation, instituting or permitting to be instituted in the name of Franchisee any demand, suit or action which DYNAMIC determines to be necessary or appropriate. If DYNAMIC makes such a request, then any such demand, suit or action will be maintained and prosecuted at the expense of DYNAMIC unless otherwise agreed.

     (k) Exercise diligent efforts to recruit, screen, interview, test, train, indoctrinate, contract with and for, and assign, place and dispatch Temporary Employees on behalf of DYNAMIC and in conformity with the standards and procedures of DYNAMIC and the DYNAMIC System, and without regard to race, color, religion, sex, national origin or age. Franchisee will obtain and maintain from each Temporary Employee, prior to any placement through the Franchised Business, a current application for employment as a Temporary Employee, in form satisfactory to DYNAMIC, with a copy of each application for employment to be promptly provided to DYNAMIC if requested by DYNAMIC. Notwithstanding anything herein to the contrary, such Temporary Employees are the employees of DYNAMIC and not of Franchisee, and the services of Franchisee with respect to such Temporary Employees will not affect the relationship of DYNAMIC and Franchisee as independent contractors as set out herein.

     (l) Upon reasonable request of DYNAMIC, Franchisee will provide to DYNAMIC such monthly, quarterly or annual profit and loss statements showing the results of operation and financial position of the Franchised Business and other operating information relating to the Franchised Business as DYNAMIC may specify. All information to be furnished by Franchisee to DYNAMIC shall be accurate, correct and complete, so as to provide DYNAMIC a true and accurate picture of the operation and financial condition of the Franchised Business and the financial condition of the Franchisee. The annual statements will be provided to DYNAMIC within thirty (30) Working Days from the end of the fiscal year of the Franchisee. All reports and statements of the Franchisee to DYNAMIC will be prepared in accordance with generally accepted accounting principles and will either be prepared and certified by an independent certified public accountant, or will be certified by Franchisee, under oath, as being accurate, correct and complete in all material respects and fairly presenting the financial condition and results of operation of the Franchised Business for the period covered.

     (m) Submit to DYNAMIC not later than Tuesday of each week (Wednesday if Monday of such week is not a Working Day) the complete and accurate payroll and billing information for Temporary Employees furnished through the Franchised Business for the previous week, which DYNAMIC may use and rely on as the basis for weekly payments to such Temporary Employees and the preparation of bills to Customers in accordance with methods and procedures of the DYNAMIC System. Such billing information will include information with respect to both temporary services performed by the Temporary Employee and Liquidation Fees. Franchisee will further submit to DYNAMIC, upon request by DYNAMIC, reports giving complete information on sales and promotional activities and other relevant information concerning activity of the Franchised Business, including but not limited to personal and telephone sales calls, advertising materials sent out, and new Customers and identified potential new Customers, all in such form and at such times as DYNAMIC may request.

     (n) Keep the office of the Franchised Business open and conduct the Franchised Business in and from that office in accordance with the practices and procedures of the DYNAMIC System. The Franchisee or a designated employee of the Franchisee will meet DYNAMIC standards as to outside sales call activity. The minimum hours of operation will be determined by DYNAMIC, and will be at least on all Working Days from the hours of 8:00 a.m. to 5:15 p.m.. local time, with the exception only of legal holidays observed by business and industry in the Area, and may include additional hours, split shifts or double shifts, and additional days. The provision of this subparagraph, however, will not in any manner prevent Franchisee from keeping the office of the Franchised Business open or conducting the Franchised Business, either on a regular or only occasional basis, on Saturday or Sunday or legal holidays, or for longer hours, if that activity is not illegal under any applicable law.

     (o) Obtain, maintain and pay for adequate telephone service for the sole and exclusive use of the Franchised Business, with that telephone service to be in the name of "Dynamic Temporary Services" or "DYNAMIC People. Skilled People. With People Skills." The bill for such telephone service must be sent directly to the office of the Franchised Business, and must be paid on a timely basis by Franchisee. Franchisee will also obtain and maintain a listing in bold face type in the classified section (yellow pages) of the city telephone directory for the largest city in the Area and the telephone directory for any other city or county in the Area where the office of the Franchised Business is located, with the listing to be under the name "Dynamic Temporary Services" or "DYNAMIC People. Skilled People. With People Skills." The content and appearance of any telephone listing of the Franchised Business will be subject to the prior written approval of DYNAMIC. At the option of DYNAMIC, exercisable at any time, all rights and benefits in the telephone numbers, listings and service shall become and be the property of DYNAMIC and may be transferred to any person or location at the request or instruction of DYNAMIC. The Franchisee acknowledges that DYNAMIC has sole rights to all the telephone numbers and listings and acknowledges that a direction by DYNAMIC is conclusive evidence of the rights of DYNAMIC in the telephone numbers and listings and its authority to direct their transfers and further agrees, upon request of DYNAMIC, to execute any documents required by DYNAMIC from time to time to effect a transfer to DYNAMIC of all numbers and listings. DYNAMIC will hold those executed documents in escrow until termination or expiration of this Agreement.

     (p) Make timely payment of all bills and expenses of the Franchised Business, including instant payments to Temporary Employees without assistance from DYNAMIC where it is necessary or appropriate to do so, with any payment to Temporary Employees to be promptly reported and accounted for to DYNAMIC. With respect to instant payments to Temporary Employees by Franchisee, DYNAMIC will reimburse Franchisee for these payments within ten (10) Working Days of its receipt of the related payroll information from Franchisee.

     (q) Utilize and adhere to promotional programs of DYNAMIC and the DYNAMIC System, including without limitation personal sales calls, telephone calls and mailings.

     (r) Personally attend or take and successfully complete, and cause its manager, if any, and all its employees to attend or take and successfully complete, such training programs as DYNAMIC determines and makes available.

     (s) In the event of any actual, threatened or suspected infringement or piracy of any of the DYNAMIC Names or Marks or the confidential and proprietary information which is part of and comprises the DYNAMIC System which comes to the attention of Franchisee, Franchisee will promptly report all known facts in writing to DYNAMIC. Franchisee agrees to be a named party in any demand, suit or action which DYNAMIC decides to institute in connection with the matter, but DYNAMIC may in its sole discretion determine whether to institute any demand, suit or action with respect to any infringement or piracy of any part of the DYNAMIC System. If any demand, suit or action is instituted by DYNAMIC it will be maintained and prosecuted solely by and at the expense of DYNAMIC. In addition, in the event Franchisee is named as a party in any suit or action where any part of the DYNAMIC System is alleged to violate the rights of any other person, Franchisee will promptly report all known facts in writing to DYNAMIC. DYNAMIC will, at its expense, take over the defense of the action and maintain and control the defense, and will further, at its expense, solely determine how to respond to any such challenge, and whether to institute and how to maintain or prosecute any demand, suit or action. In any such matters Franchisee will cooperate in all ways and take all action and do all things reasonably requested by DYNAMIC.

     (t) Immediately notify DYNAMIC in writing concerning, and forward to DYNAMIC copies of and otherwise fully advise DYNAMIC with respect to, any and all actual or threatened demands, notices, suits or actions or other legal process served on or otherwise coming to the attention of Franchisee or the Franchised Business, and any facts, circumstances or events that might result in a suit or action against Franchisee or the Franchised Business.

     (u) Lease or purchase computer hardware which meets DYNAMIC's specifications and standards, which is compatible with other systems utilized by DYNAMIC, and which is capable of operating the DYNAMIC Software including, without limitation, operational, training, testing or screening systems and the BOSS System and any modifications to or replacements of those systems. DYNAMIC may loan the DYNAMIC Software to Franchisee during the term of this Agreement and may require Franchisee to utilize the DYNAMIC Software in connection with the operation of the Franchised Business. Upon DYNAMIC's request from time to time, Franchisee shall execute any additional software license, document or agreement DYNAMIC or Norrell deems necessary to protect its proprietary interests in the BOSS System or in the DYNAMIC Software.

     (v) Since the grant of territorial rights herein is specifically conditional on the successful market penetration of the Area, Franchisee must achieve the Minimum Performance Criteria set forth on Schedule "C" to this Agreement.

8. OBLIGATIONS OF DYNAMIC.

     DYNAMIC will:

     (a) Promptly provide to Franchisee a copy of the DYNAMIC Manual, and during the term of this Agreement keep such copy complete and up-to-date, including modifications and supplements and directives and instructions of DYNAMIC as DYNAMIC may determine are reasonable and appropriate for the Franchisee and the Franchised Business.

     (b) Within thirty (30) days following the execution of this Agreement, or at such other time as DYNAMIC and Franchisee may agree, make available to Franchisee and to the employee designated by Franchisee and approved by DYNAMIC to be the manager of the Franchised Business, initial instruction, advice and guidance as DYNAMIC, in its judgment, deems necessary or appropriate to the establishment and operation of the Franchised Business. This training program will consist of not less than one day nor more than ten days of intensive training provided in a continuous training period of one to fourteen days, conducted in Atlanta, Georgia, or another reasonably convenient place and manner as DYNAMIC determines. DYNAMIC will also make available similar training to one additional employee of Franchisee designated by Franchisee and approved by DYNAMIC as a manager of the Franchised Business. This training will be provided by DYNAMIC to Franchisee at no cost or charge by DYNAMIC, but Franchisee will be solely responsible for any and all expense of the Franchisee and its employees of attending the training, including but not limited to, salary, lodging, meals, travel and personal expenses.

     (c) Develop regional, national and other promotional programs and sales campaigns as DYNAMIC deems appropriate, which DYNAMIC may implement independently or with the participation of its licensees and franchisees, including Franchisee, as DYNAMIC may, in its discretion, determine.

     (d) Cooperate with Franchisee in the development of sales, recruiting and promotional programs for the Franchised Business. DYNAMIC will assist and cooperate with Franchisee in the development of a list of prospective Customers; however, the primary responsibility for actually compiling the list and the names on the list will be that of the Franchisee. DYNAMIC will then set up and maintain through updated lists provided to it by Franchisee a direct mail list, up to, but not exceeding, what DYNAMIC deems to be a reasonable number of Customers and prospective Customers for the Franchised Business. DYNAMIC will further provide direct mail advertising and sales materials for prospective Customers, and will conduct on behalf of the Franchised Business direct mailings to the Customers on the mailing list of Franchisee maintained by DYNAMIC, in the amounts and with the frequency as Dynamic determines to be reasonable and appropriate for the Franchised Business.

     (e) Hire and contract with Temporary Employees to be furnished to Customers. Notwithstanding anything else herein to the contrary, the Temporary Employees will be the employees of DYNAMIC and not of Franchisee, and the services of Franchisee with respect to the Temporary Employees will not affect the relationship of DYNAMIC and Franchisee as independent contractors as set out in this Agreement.

     (f) Process the payroll and billing information provided to it by Franchisee, and based on that information bill the Customers for work and services performed by Temporary Employees furnished through the Franchised Business and for Liquidation Fees. Based on that information, DYNAMIC will pay the Temporary Employees on a regular weekly basis for services rendered to Customers. DYNAMIC will make a diligent effort to collect all Net Billings and Liquidation Fees.

DYNAMIC will perform bookkeeping and other services as it deems necessary or appropriate incident to the payroll, billing and collecting, except the services to be performed by Franchisee, and will pay appropriate, related payroll and withholding taxes, workers' compensation and liability insurance of or with respect to the Temporary Employees. DYNAMIC will also mail the payroll checks to Franchisee=s office and prepare W-2 forms and other necessary payroll reports for the Temporary Employees.

     (g) Supply to Franchisee, at the expense of DYNAMIC, an initial reasonable amount of the necessary forms, letterhead, envelopes, advertising materials, art work for the classified advertisement in the telephone directory and other printed materials with the DYNAMIC Names and Marks. DYNAMIC will further supply Franchisee with reasonable amounts of all internal report forms (including, but not limited to time sheets for Temporary Employees), and may continue to supply Franchisee with reasonable amounts of printed materials with the DYNAMIC Names and Marks, with those materials to be provided to Franchisee by DYNAMIC at a cost to Franchisee which does not exceed the reasonable cost of the materials to DYNAMIC.

     (h) Resolve in good faith disputes arising between Franchisee and Customers or Temporary Employees, or between Franchisee and other licensees or franchisees of DYNAMIC, and the determinations made in such resolution by DYNAMIC will be binding upon Franchisee.

9. COVENANTS OF FRANCHISEE.

     During the term of this Agreement and for the period of one year thereafter, except as otherwise expressly set out below, Franchisee covenants and agrees as follows:

     (a) Franchisee will not, without the prior written consent of DYNAMIC, within the Area, either directly or indirectly, on its own behalf or in the service or on behalf of others, engage in or be employed by any Temporary Help Service Business providing Temporary Employees to do any or all of the services listed on Schedule "B", other than the Franchised Business (any such other business being herein referred to as a ACompeting Business@) as a partner, officer, executive or managerial employee, guarantor, director, shareholder (other than as owner of less than five (5%) percent of the issued and outstanding stock of a publicly owned corporation whose securities are traded on a nationally recognized stock exchange), consultant, or salesperson.

     (b) Franchisee will not, without the prior written consent of DYNAMIC, within the Area, either directly or indirectly, on its own behalf or in the service or on behalf of others, solicit or service for, or divert or appropriate to any Competing Business, or attempt to solicit, divert or appropriate to or from any Competing Business, any person or entity which is, or was at any time during the preceding two (2) year period a Customer.

     (c) Franchisee will not, either directly or indirectly, on its own behalf or on the behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any Competing Business any person employed by DYNAMIC, whether or not such employee is a full-time or Temporary Employee of DYNAMIC, and whether or not such employment was pursuant to written agreement and whether or not such employment was for a determined period or was at will; nor will Franchisee solicit, divert or hire away or attempt to solicit, divert or hire away to the Franchised Business or any Competing Business any such employee of any licensee or franchisee of DYNAMIC, without the prior written consent of such licensee or franchisee of DYNAMIC.

     (d) Franchisee agrees that all customer lists, sales and promotional information, employee lists, financial information furnished or disclosed to Franchisee by DYNAMIC, the DYNAMIC Software, the DYNAMIC Manual and other information with respect to DYNAMIC, the DYNAMIC System, the Customers or other customers of DYNAMIC (i) of which the Franchisee becomes aware as a result of its franchise relationship with DYNAMIC (ii)which has actual or potential economic value to DYNAMIC from it not being generally known to other persons who could obtain economic value from its disclosure or use, and (iii)which is the subject of reasonable efforts by DYNAMIC to maintain its secrecy or confidentiality, whether assembled and compiled by Franchisee or produced and provided by DYNAMIC, and the physical embodiments of such information, are and will be and remain the confidential and trade secret property of DYNAMIC. Upon termination of this Agreement for any reason, and as a prior condition to receiving any final payments due from DYNAMIC, Franchisee will promptly deliver to DYNAMIC all such lists and information and all copies thereof in the possession or control of Franchisee. Franchisee will not, at any time disclose or make available to any person, business concern or other entity any proprietary or confidential information relating to DYNAMIC, the DYNAMIC System, the Franchised Business, the Customers, or the employees or other customers of DYNAMIC, which was disclosed to Franchisee by DYNAMIC during the course of this Agreement, nor will Franchisee make or cause to be made any use of such proprietary or confidential information other than as proper in the conduct of the Franchised Business.

     (e) Franchisee acknowledges that the entire DYNAMIC System and the DYNAMIC Names and Marks, the DYNAMIC Manual, the DYNAMIC Software and other confidential and proprietary information constituting parts of the DYNAMIC System are the sole and exclusive property of DYNAMIC, and no right is given or acquired to use or duplicate the DYNAMIC System or portion thereof other than the right to use the same in the operation of the Franchised Business hereunder. Franchisee will not challenge or contest the right, title or interest of DYNAMIC in and to the DYNAMIC System and all parts thereof; nor will Franchisee claim any right, title or interest (other than as licensee hereunder) in or to the DYNAMIC System or the DYNAMIC Names and Marks, the DYNAMIC Manual or any other confidential or proprietary information constituting part of the DYNAMIC System.

     (f) Franchisee will not in any manner or fashion, disparage the name or goodwill of DYNAMIC, or the DYNAMIC Names and Marks or the DYNAMIC System.

     (g) Upon termination of this Agreement for any reason, Franchisee will immediately cease using the DYNAMIC

Names and Marks, the DYNAMIC Manual and the DYNAMIC System; cease to identify itself as a member or part of the DYNAMIC System; and remove from its business premises all signs bearing the DYNAMIC Names and Marks or other identification of DYNAMIC or the DYNAMIC System. In addition, at the request of DYNAMIC, Franchisee shall cooperate with and assist DYNAMIC in the transition of the Franchised Business to an office of DYNAMIC, or with the transfer thereof to a licensee or franchisee of DYNAMIC, in order to continue such business as smoothly, or with as little interruption, as possible. In this regard, upon the request of DYNAMIC, Franchisee shall, to the best of its ability, bring about a complete and effective transfer of the Customers, facilities, and services to DYNAMIC or such licensee or franchisee of DYNAMIC as DYNAMIC may designate. If DYNAMIC does not request such a transfer of the trade name registration or telephone listings of the Franchised Business, then Franchisee shall promptly cause the same to be cancelled or withdrawn. Franchisee shall also immediately deliver and turn over to DYNAMIC all property of DYNAMIC, as provided herein, including but not limited to the DYNAMIC Manual, customer lists, employee lists, sales and promotional information, the DYNAMIC Software, financial records and other confidential or proprietary information, with respect to DYNAMIC, the DYNAMIC System, the Franchised Business, and all materials and supplies bearing the DYNAMIC Names and Marks or other identification of DYNAMIC or the DYNAMIC System, including all copies and embodiments thereof and without making or retaining any copies or other embodiments thereof, and DYNAMIC is hereby authorized and empowered peaceably to take possession thereof.

     (h) The covenants and agreements contained in the Sections of this Paragraph of the Agreement are of the essence of this Agreement; each such covenant and agreement is reasonable and necessary to protect and preserve the interests and properties of DYNAMIC, the DYNAMIC Names and Marks and the DYNAMIC System for the benefit of DYNAMIC; irreparable loss and damage will be suffered by DYNAMIC should Franchisee breach any of such covenants and agreements; each of such covenants and agreements is separate, distinct and severable, not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; the unenforceability of any such covenant or agreement will not affect the validity or enforceability of any other such covenant or agreement or any other provision of this Agreement; and in addition to all other remedies available to it, DYNAMIC will be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Franchisee of any of such covenants or agreements. Any breach of any of the foregoing covenants will be deemed a material breach of this Agreement.

     (i) The existence of any claim, demand, action or cause of action by Franchisee against DYNAMIC, or any parent, subsidiary or affiliate of DYNAMIC, whether predicated upon this Agreement or otherwise, will not constitute a defense to the enforcement by DYNAMIC of any of its rights hereunder.

10. TERM OF FRANCHISE.

     (a) The term of the franchise and license granted in this Agreement is for a period of fifteen (15) years beginning on the date of the Agreement.

     (b) If Franchisee has not been in default under this Agreement during the fifteenth (15th) year of the term of this Agreement, upon the expiration of the term hereof, DYNAMIC will, upon one hundred eighty (180) days notice, either:

          (i) renew the franchise and license for the operation of a Temporary Help Service Business in the Area on DYNAMIC's then current terms and conditions; including without limitation, different or additional license and royalty fee rates; or

          (ii) pay to the Franchisee an amount equal to the total amount of Gross Margin paid or payable to Franchisee pursuant to paragraph 5 in respect of the last nine (9) Accounting Periods of the term of this Agreement.

The choice of which of the above alternatives applies will be in the sole discretion of DYNAMIC. If DYNAMIC elects alternative (ii), payment of the amount specified will be made in twelve (12) equal consecutive monthly installments without interest, the first monthly installment to be paid ninety (90) days after the expiration of the term of this Agreement. It is expressly agreed that the payment of the amount specified in alternative (ii) is in part consideration for Franchisee's covenants and agreements contained in paragraph 9 of this Agreement and payment of that amount is expressly conditioned on Franchisee's compliance with those covenants and agreements.

     (c) Anything to the contrary herein notwithstanding, this Agreement and the license and franchise granted hereunder may be terminated prior to the expiration of the term hereof as provided in Paragraph 17 of this Agreement.

11. INDEPENDENT CONTRACTORS.

     (a) DYNAMIC and Franchisee are completely separate entities and are not partners, joint venturers, or agents of the other in any sense, and neither will have the power to bind the other.

     (b) Except as herein specifically provided, Franchisee will be solely responsible for and will promptly pay when due all expenses of the Franchised Business, including, without limitation, all taxes and levies imposed on or assessed against the Franchised Business, and DYNAMIC will not in any way be liable for any such expenses, taxes, levies or disbursements in connection with the establishment and maintenance of the Franchised Business.

     (c) Franchisee will conspicuously identify itself and the Franchised Business, and in all dealings with associates, temporary employees, clients, contractors, suppliers, public officials and others, as an independent franchisee of DYNAMIC, and will place such notice of independent ownership on all forms, business cards, stationery, advertising, signs and other materials in such fashion as DYNAMIC may, in its sole discretion, specify and require from time to time, in the DYNAMIC Manual (as same may be amended from time to time) or otherwise.

12. INSURANCE.

     (a) Franchisee will, at its own cost and expense, purchase and maintain, continuously throughout the term of this Agreement, the following insurance coverages:

          (i) Public Liability (including property damage, bodily injury, owned and non-owned automobile) in no less than the amount of $1,000,000 combined single limits.

         (ii) Worker's Compensation Insurance, as required by applicable state laws, with respect to Franchisee's employees.

         (iii) Fidelity Bond: $50,000 per loss on the employees of Franchisee, covering employee dishonesty.

     (b) Franchisee will, upon request by DYNAMIC, increase the coverage afforded under policies described in Section 12(a)(i) above to such amounts as DYNAMIC may reasonably establish.

     (c) All policies of insurance required to be provided and maintained by Franchisee by this Agreement must name DYNAMIC as an additional insured (without obligation to pay the premium or any deductible amounts, all of which will be paid by Franchisee), and must be carried with such responsible insurance companies and be in such form as is reasonably satisfactory to DYNAMIC. Franchisee will deliver to DYNAMIC, within ten (10) days after the date of this Agreement and thereafter within ten (10) days following the issuance or renewal of any such policy of insurance, the original policies or certificates of insurance, in form reasonably satisfactory to DYNAMIC, evidencing the policies required to be provided and maintained by Franchisee. All the policies must be endorsed to provide that they may not be terminated or cancelled, or the coverages afforded reduced in any respect, except upon thirty (30) days prior written notice by the insurer to DYNAMIC.

     (d) In the event Franchisee fails to provide and maintain the insurance coverages required, DYNAMIC may, in addition to any other rights and remedies it may have with respect to such failure, and without in any way waiving any other rights and remedies, obtain policies of insurance and make any payments required for that insurance. All such payments made by DYNAMIC must be reimbursed by Franchisee promptly upon demand by DYNAMIC.

     (e) Public Liability Insurance of the Temporary Employees of the Franchised Business will be provided and maintained by DYNAMIC. That insurance, which may be provided through blanket policies maintained by DYNAMIC, will be in such amounts as DYNAMIC deems adequate.

13. INDEMNIFICATION.

     Franchisee agrees to indemnify and to save and hold harmless DYNAMIC, its officers, agents and employees, and their successors and assigns, of, from, against and in respect of all actions, causes of action, claims, demands, liabilities, loss, damages, litigation or other expenses, including, but not limited to, interest and attorneys' fees, which DYNAMIC or any of its officers, agents or employees, shall or may sustain or incur by reason of any claims of whatsoever nature which may arise against it or them or part of them as a result of the establishment and/ or maintenance of the Franchised Business or the nonperformance by Franchisee of any of its obligations hereunder; provided, however, the Franchisee will not be obligated to indemnify or to save and hold harmless DYNAMIC, or its officers, agents or employees, for any claim against it or them based on the negligence of DYNAMIC, or its officers, agents and employees or claims arising out of nonperformance by DYNAMIC of its obligations hereunder. Franchisee will pay all attorneys' fees and costs which DYNAMIC, or any of its officers, agents or employees, become liable to pay in the negotiation or prosecution of any claim to enforce the obligation of this indemnity provision; and Franchisee will pay DYNAMIC, and/or any of its officers, agents or employees, as the case may be, all sums of money, plus interest thereon at the legal rate, which DYNAMIC and/or any of its officers, agents or employees, as the case may be, advances, pays or causes to be paid as a result of the establishment and/or maintenance of the Franchised Business other than amounts specifically provided to be paid by DYNAMIC in this Agreement. All vouchers, cancelled checks, receipts, receipted bills or other evidence of payments for any loss, liabilities, costs, damages, charges or expenses of whatsoever nature incurred by DYNAMIC and/or its officers, agents or employees, as the case may be, or its or their attorney or attorneys, will be taken as prima facie evidence of Franchisee's obligation set out in this Agreement.

14. BOOKS AND RECORDS.

     (a) DYNAMIC will have the right, upon reasonable notice and during regular business hours of Franchisee, to inspect and copy all books and records of account of the Franchised Business.

     (b) Franchisee will keep and maintain at the office of the Franchised Business true and correct records and books of account and operations of the Franchised Business, and in connection therewith will employ such bookkeeping, accounting and reporting systems as are necessary and appropriate and as may be established by DYNAMIC for its licensees and franchisees or reasonably requested by DYNAMIC.

     (c) Franchisee will, in addition to all other records and accounts required to be maintained by it in this Agreement, maintain true, correct and current listings of the name, address and telephone number of each Customer and of each Temporary Employee furnished through the Franchised Business. These listings, together with all other books, records and accounts of or relating to the Franchised Business, excepting only the financial, tax and accounting records of the Franchisee and the Franchised Business, are the sole property of DYNAMIC.

15. ASSIGNMENT BY DYNAMIC.

     DYNAMIC's rights under this Agreement will inure to the benefit of its successors and assigns. DYNAMIC may assign this Agreement without the consent of Franchisee, if DYNAMIC's commitments to establish the franchise have been met, the assignee agrees in writing to assume all of DYNAMIC's obligations to Franchisee, and notice of the assumption is given to Franchisee. Such assignment will discharge DYNAMIC from any further obligation to Franchisee.

16. ASSIGNMENT BY FRANCHISEE.

     (a) Franchisee will not sell, assign, transfer, sublicense or encumber this Agreement or any right or interest of Franchisee herein, or suffer or permit any such sale, assignment, transfer, sub-license or encumbrance to occur by operation of law or otherwise, without the prior written consent of DYNAMIC. Any violation by Franchisee of this subsection will constitute a material breach of this Agreement.

     (b) In the event of the death or disability (provided such disability shall have existed or be expected to exist for more than six (6) months and shall be confirmed in writing by a medical doctor competent in the field of medicine to which such disability relates) of the Franchisee, DYNAMIC will not unreasonably withhold its consent to the transfer of this Agreement to Franchisee's spouse or heirs, whether such transfer is by will or by operation of law, if in the sole judgment of DYNAMIC the transferee(s) is capable of conducting the Franchised Business in a manner satisfactory to DYNAMIC and if such transferee(s) executes such documentation of assumption of the Franchisee's obligations hereunder as DYNAMIC reasonably requires.

     If DYNAMIC determines that Franchisee's spouse or heirs are not capable of conducting the Franchised Business in a manner satisfactory to DYNAMIC, DYNAMIC will allow the estate of Franchisee or the disabled Franchisee a reasonable period of time, not to exceed six (6) months from the date of death or determination of disability, to sell the Franchised Business to a third party who satisfies any reasonable conditions DYNAMIC imposes which may include, without limitation, the following:

         (i) The purchaser must fully satisfy all obligations to DYNAMIC arising out of the operation of the Franchised Business, and will if requested by DYNAMIC, deposit with DYNAMIC funds sufficient in the judgment of DYNAMIC to pay all known creditors of the Franchised Business;

         (ii) The purchaser must demonstrate to the satisfaction of DYNAMIC that it meets all financial and managerial requirements then applicable to new licensees or franchisees of DYNAMIC;

         (iii) The purchaser must meet the same standards with respect to personal characteristics required of new applicants for DYNAMIC franchises;

         (iv) The purchaser must not be a competitor of DYNAMIC or an affiliate of a competitor of DYNAMIC;

         (v) The purchaser must agree to take all training programs then required by DYNAMIC for its new licensees or franchisees; and

         (vi) The purchaser will, at the sole discretion of DYNAMIC, execute a new Franchise Agreement containing DYNAMIC's then standard terms and conditions, or such documents of assumption of the Franchisee's obligations hereunder as DYNAMIC may require.

During the time between the death or determination of disability of Franchisee and the transfer of the franchise, DYNAMIC shall permit the estate of the deceased franchisee or the disabled franchisee to appoint a designee to operate the Franchised Business, which designee must be approved by DYNAMIC, but DYNAMIC shall not unreasonably withhold its approval of such designee. If the Franchised Business is not sold within the six (6) month period, DYNAMIC may, upon request, extend the period for one other six (6) month period. Approval of such extension request will not be unreasonably withheld.

     (c) If Franchisee receives a bona fide offer, which it desires to accept, for the purchase of the Franchised Business and its rights in this Agreement, Franchisee will before accepting any such offer first disclose and furnish a copy of the offer in writing to DYNAMIC and offer in writing to sell its rights in this Agreement and all assets of the Franchised Business to DYNAMIC on the same terms and conditions as contained in the bona fide offer, but without any provision for or consideration related to any retained management contract or arrangement. DYNAMIC will have the right, exercisable by it by written notice to Franchisee given within thirty (30) days after DYNAMIC's receipt of Franchisee's written offer, to purchase the rights of Franchisee in this Agreement and the assets of the Franchised Business upon those terms and conditions. If DYNAMIC accepts the offer, the purchase and sale will be consummated not later than thirty (30) days following DYNAMIC's acceptance. If DYNAMIC fails to accept the offer within the thirty (30) day period, that failure shall be deemed the consent by DYNAMIC to the sale by Franchisee and Franchisee will be free to accept the bona fide offer and sell its interest in the Franchised Business and this Agreement to the bona fide offeror upon those terms and conditions. However, the purchaser must, before the consummation of its purchase of Franchisee's interest in this Agreement, satisfy all reasonable conditions DYNAMIC imposes, which may include, without limitation, the following:

         (i) The purchaser must fully satisfy all obligations to DYNAMIC arising out of the operation of the Franchised Business, and will if requested by DYNAMIC, deposit with DYNAMIC funds sufficient in the judgment of DYNAMIC to pay all known creditors of the Franchised Business;

         (ii) The purchaser must demonstrate to the satisfaction of DYNAMIC that it meets all financial and managerial requirements then applicable to new licensees or franchisees of DYNAMIC;

         (iii) The purchaser must meet the same standards with respect to personal characteristics which are required of new applicants for DYNAMIC franchises;

         (iv) The purchaser must not be a competitor of DYNAMIC or an affiliate of a competitor of DYNAMIC;

         (v) The purchaser must agree to take all training programs then required by DYNAMIC for its new licensees or franchisees; and

         (vi) The purchaser will, at the sole discretion of DYNAMIC, execute a new franchise agreement containing DYNAMIC's then standard terms and conditions, or such documents of assumption of the Franchisee's obligations hereunder as DYNAMIC requires.

     Franchisee will pay to DYNAMIC a transfer fee of $3,000 to cover the legal and administrative costs to DYNAMIC involved in such a purchase.

     If the sale to the purchaser is not consummated within ninety (90) days following the failure of DYNAMIC to exercise its option as above provided, then the restrictions of this Section are renewed, and any sale or transfer by Franchisee of the Franchised Business and its interest in this Agreement, whether to purchaser or any other person or entity, will again be subject to the restrictions herein stated.

     (d) If Franchisee desires to conduct the Franchised Business in an incorporated form, DYNAMIC will not unreasonably withhold its consent to the transfer of this Agreement and Franchisee's interest herein to any corporation formed for that purpose; provided Franchisee and such corporation must, prior to such transfer, satisfy such reasonable requirements as DYNAMIC imposes, which may include, without limitation, the following:

         (i) Franchisee must at all times be the record and/or beneficial owner of and must have, by law or by written agreement satisfactory to DYNAMIC, voting control of not less than fifty-one (51%) percent of each class of the capital stock of such corporation;

         (ii) No other person or entity, except members of Franchisee's immediate family or trusts for the benefit of such members, may own or have any right to acquire any capital stock or securities of such corporation;

         (iii) The form and content of the Articles of Incorporation and bylaws of such corporation must have been approved by DYNAMIC, and will contain provisions enforceable under applicable law restricting the issuance and transfer of capital stock or securities of the corporation to such extent as DYNAMIC reasonably requires; and

         (iv) DYNAMIC must have been furnished in writing the names and addresses of all shareholders or prospective shareholders of the corporation, and Franchisee and (if requested by DYNAMIC) each such shareholder or prospective shareholder must have guaranteed in writing (in form and substance satisfactory to DYNAMIC) the performance by the corporation of the obligations of the Franchisee under this Agreement.

     After assignment of this Agreement to a corporation as provided above, or if Franchisee is a corporation at the date of this Agreement, the issue, sale, transfer, assignment or encumbrance of any capital stock or securities of such corporation, whether by operation of law or otherwise, will be deemed a sale by Franchisee of the Franchised Business and its interest in this Agreement and will in all respects be subject to the limitations set forth in this Section on the sale of the Franchised Business and Franchisee's interest in this Agreement. Any merger, consolidation or reorganization by any corporation having an interest in this Agreement will be deemed a sale of such interest and, unless done with the prior written consent of DYNAMIC, constitutes a material breach hereof.

     (e) No sale, transfer, conveyance or assignment by Franchisee of all or any part of its interest in this Agreement relieves Franchisee from its duties, obligations and covenants to DYNAMIC arising prior to such sale, transfer, conveyance or assignment, and Franchisee remains liable therefor notwithstanding such sale, transfer, conveyance or assignment.

17. TERMINATION.

     (a) This Agreement and the franchise and license granted hereunder may be terminated:

         (i) By Franchisee upon not less than ninety (90) days prior written notice to DYNAMIC;

         (ii)     by DYNAMIC

              (A)     Immediately upon any material breach of this Agreement;

              (B) Upon thirty (30) days written notice to Franchisee in the event of any other breach or failure of performance by Franchisee which is not cured to the satisfaction of DYNAMIC within that thirty (30) day period;

              (C) Upon ninety (90) days written notice if Franchisee has not achieved the minimum Performance Criteria set forth on Schedule AC@ hereto, which Schedule is a part hereof;

              (D)     Subject to the provisions of paragraph 16(b), upon thirty
                      (30) days written notice to the Franchisee or his estate or personal representative, where the Franchisee is an individual, if upon the disability or death of Franchisee DYNAMIC shall in its sole judgment determine that the Franchisee or assignee of the Franchisee is not capable of conducting the Franchised Business in a manner satisfactory to DYNAMIC;

         (E) Immediately, if the Franchisee becomes insolvent or commits an act of bankruptcy; or makes a general assignment for the benefit of creditors, or to an agent authorized to liquidate its property or assets; or becomes or is adjudicated a bankrupt, or voluntarily files a petition in bankruptcy or reorganization, or to effect a plan or other arrangement with creditors; or files an answer to the creditor=s petition or other petitions filed against it (admitting the material allegations in the respective petition) for an adjudication of bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors; or applies for or suffers the appointment of a receiver or trustee of any of its assets and property, or such receiver or trustee is appointed for any of its property or assets, and such trustee or receiver so appointed is not discharged within fifteen (15) days after the date of his appointment; or all or substantially all of the property of the Franchisee is attached by the United States or any officer or instrumentality thereof, and so remains and continues for a period of fifteen (15) days; or a writ or warrant of attachment, or similar process, is issued by any court against all or any substantial portion of the property or assets of the Franchisee, and such writ, warrant of attachment, or any similar process is not released or bonded within fifteen (15) days after entry or levy;

         (F) Immediately, if Franchisee is convicted of a felony or a crime involving moral turpitude or the operation of the Franchised Business, or if Franchisee takes or appropriates for its own use any property of DYNAMIC;

         (G) Immediately, if Franchisee shall cease operation of the Franchised Business during regular business hours for more than five (5) successive Working Days;

         (H) Immediately, where the Franchisee is two individuals who are husband and wife, upon the consent to or adjudication of divorce or other dissolution of the marriage of or by such persons, or the initiation and filing of formal, legal proceedings by one of such individuals for divorce or other dissolution of the marriage of such persons;

         (I) Immediately, where the Franchisee is a corporation, upon the dissolution or liquidation of the corporation; and

         (J) Immediately, where the Franchisee is a partnership composed of two or more persons, upon written notice to the Franchisee, in the event of the death or disability of any one or more of the partners, or the attempted assignment or transfer of the interest of one or more of the partners, or the occurrence of any act or event resulting in the dissolution of the partnership in accordance with applicable law. (b) The right of DYNAMIC to terminate this Agreement and the franchise and license herein granted is in addition to all other rights and remedies, whether at law or in equity, that DYNAMIC might have against Franchisee as a result of any breach or default by Franchisee of any provision of this Agreement.

     (c) Upon any termination of this Agreement, whether by DYNAMIC or Franchisee, or upon expiration of the term hereof, the parties will properly report to each other all payroll and billing information and account for and pay to each other proper percentages and amounts of all Gross Margin, Liquidation Fees, deposits, advances, uncollectable billings and accounts and other sums, if any, pursuant to this Agreement.

18. NOTICES.

     All notices permitted or required hereunder must be in writing, must be delivered personally or, if mailed, sent by certified or registered mail, return receipt requested, in an envelope with proper postage, addressed to the party to whom the notice is directed at its address shown below or at such other address as that party designates in writing, or, in the case of the Franchisee, at the premises of the Franchised Business. Notices sent by mail shall be deemed given and received three (3) business days after deposit in the mails.

19. WAIVER OF DEFAULT BY DYNAMIC.

     The waiver by DYNAMIC of any particular breach or default by the Franchisee shall not affect or impair DYNAMIC's right with respect to any subsequent breach or default of the same or a different kind; nor will any delay or omission of DYNAMIC to exercise any right arising from any breach or default affect or impair DYNAMIC's right as to the same or any future breach or default. No failure of DYNAMIC to exercise any power given it hereunder, or to insist upon strict compliance by the Franchisee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of DYNAMIC's right to demand exact compliance with the terms hereof.

20. INTERPRETATION AND EXECUTION OF AGREEMENT.

     (a) This Agreement shall be governed by and construed in accordance with the laws of or applicable to the State of Georgia.

     (b) The parties hereto agree that it is in their best interest to resolve disputes between them in an orderly fashion and in a consistent manner. Therefore, the parties hereby agree as follows:

         (i) Franchisee consents and agrees that the following courts shall have personal jurisdiction over it in all lawsuits relating to or arising out of this Agreement and hereby waives any defense Franchisee may have of lack of personal jurisdiction in any such lawsuits filed in these courts:

                  (A) All courts included within the state court system of the State of Georgia; and

                  (B) All courts of the United States of America sitting within the State of Georgia including, but not limited to, all the United States District Courts sitting within the State of Georgia.

         (ii) Franchisee consents and agrees that venue shall be proper in any of the following courts in all lawsuits relating to or arising out of this Agreement and hereby waives any defense it may have of improper venue in any such lawsuits filed in these courts:

                  (A) The state court of the county where DYNAMIC has its principal place of business (presently, Fulton County); and

                  (B) The United States District Court for the Northern District of Georgia, Atlanta Division.

     In the event any of these courts are abolished, Franchisee agrees that venue shall be proper in the state or federal court in Georgia which most closely approximates the subject-matter jurisdiction of the abolished court as well as any of these courts which are not so abolished. All lawsuits filed by Franchisee against DYNAMIC relating to or arising out of this Agreement shall be required to be filed in one of these courts; provided, however, that if none of these courts has subject-matter jurisdiction over such a lawsuit, such lawsuit may be filed in any court having such subject-matter jurisdiction if in-personam jurisdiction and venue in such court are otherwise proper. Lawsuits filed by DYNAMIC against Franchisee may be filed in any of the courts named in this subparagraph or in any court in which jurisdiction and venue are proper.

         (iii) In all lawsuits relating to or arising out of the Agreement, Franchisee consents and agrees that it may be served with process outside the State of Georgia in the same manner as service may be made within the State of Georgia by any person authorized to make service by the laws of the state, territory, possession or country in which service is made or by any duly qualified attorney in such jurisdiction, and Franchisee hereby waives any defense it may have of insufficiency of service of process relating to such service. This method of service shall not be the exclusive method of service available in such lawsuits and shall be available in addition to any other method of service allowed by law.

     (c) It is the intention of the parties that this Agreement comply with the provisions and requirements of all applicable laws. This Agreement shall be deemed to contain and shall be construed so as to contain and be consistent with all mandatory provisions and requirements of applicable laws, which provisions and requirements are hereby incorporated herein by reference.

     (d) All terms and words used in this Agreement, regardless of the number and gender in which they are used, are deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if the words had been fully and properly written in the number and gender.

     (e) This Agreement, the documents incorporated by reference, and the Schedules annexed, constitute the entire Agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof, whether oral or written. Except as provided herein, there are no conditions, representations, warranties, undertakings, promises, inducements or agreements, whether direct, indirect, collateral, express or implied, oral or otherwise, made by DYNAMIC to the Franchisee concerning this Agreement, the subject matter hereof, the Franchised Business, or any other matter embodied herein.

     (f) This Agreement may not be amended or modified except in writing signed by the parties hereto.

     (g) Should any part of this Agreement for any reason be declared invalid, that decision shall not affect the validity of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion eliminated.

     (h) The provisions of this Agreement where the context or sense of this Agreement so indicates will survive any termination or cancellation of the Agreement.

     (i) DYNAMIC will not be liable to Franchisee or any other person for its failure to perform or comply with any of its obligations under this Agreement where its nonperformance or noncompliance is caused by or due to events or circumstances beyond its control.

     (j) This Agreement will not be binding upon DYNAMIC until it has been fully executed by the Franchisee and approved by DYNAMIC and fully executed by a duly authorized officer of DYNAMIC at DYNAMIC's offices in Atlanta, Georgia.

21. ACKNOWLEDGMENTS.

     (a) Franchisee understands and acknowledges that the business licensed under this Agreement involves business risks and that Franchisee's volume, profit, income and success is primarily dependent upon Franchisee's ability and efforts as an independent business operator.

     (b) Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received from any party, any warranty or guaranty, expressed or implied, as to the potential volume, profit, income or success of the business licensed under this Agreement.

     (c) Franchisee acknowledges that because complete and detailed uniformity under many varying conditions may not be possible or practical, DYNAMIC specifically reserves the right and privilege, in its sole discretion and as it may deem in the best interest of all concerned in any specific instance, to vary standards for any other franchisee based upon the peculiarities of a particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other conditions which DYNAMIC deems to be of importance to the successful operation of such franchisee=s business. Franchisee will have no recourse against DYNAMIC on account of any variation from standard specifications and practices granted to any other franchisee and will not be entitled to require DYNAMIC to grant Franchisee a like or similar variation hereunder.

     (d) Franchisee acknowledges that no warranty or representation has been made by DYNAMIC that all DYNAMIC System franchise agreements issued by DYNAMIC before or after this Agreement do or will contain terms substantially similar to those contained in this Agreement. Further, Franchisee recognizes and agrees that DYNAMIC may, in its reasonable business judgment, due to local business conditions or otherwise, waive or modify comparable provisions of other franchise agreements granted before or after this Agreement to other DYNAMIC System franchisees in a nonuniform manner, subject, however, to those provisions of this Agreement which require DYNAMIC to act toward its franchisees on a reasonably non-discriminatory basis.

     (e) FRANCHISEE ACKNOWLEDGES THAT FRANCHISOR OR ITS AGENT HAS PROVIDED FRANCHISEE WITH A FRANCHISE OFFERING CIRCULAR NOT LATER THAN THE EARLIER OF THE FIRST PERSONAL MEETING HELD TO DISCUSS THE SALE OF A FRANCHISE, TEN (10) BUSINESS DAYS BEFORE THE EXECUTION OF THIS AGREEMENT OR TEN (10) BUSINESS DAYS BEFORE ANY PAYMENT OR ANY CONSIDERATION. FRANCHISEE FURTHER ACKNOWLEDGES THAT FRANCHISEE HAS READ SUCH FRANCHISE OFFERING CIRCULAR AND UNDERSTANDS ITS CONTENT.

     (f) FRANCHISEE ACKNOWLEDGES THAT FRANCHISOR HAS PROVIDED FRANCHISEE WITH A COPY OF THIS AGREEMENT AND ALL RELATED DOCUMENTS, FULLY COMPLETED, FOR AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO FRANCHISEE'S EXECUTION HEREOF.

     IN WITNESS WHEREOF, the parties have entered into this Agreement the day and year first written above.

FRANCHISEE:                                DYNAMIC TEMPORARY SERVICES, INC.:

                                  By:
--------------------------------     ----------------------------------------
                                  Title:
--------------------------------        -------------------------------------

--------------------------------

ADDRESS OF FRANCHISEE:            ADDRESS OF DYNAMIC:

                                  3535 Piedmont Road, NE
--------------------------------
                                  Atlanta, Georgia  30305
--------------------------------
                                  Attention:  President, Franchise Division
--------------------------------